UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 1, 2022
ORIGIN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East
Ruston, LA 71270

(Address of principal executive offices including zip code)
(318) 255-2222

(Registrant's telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $5.00 per share	OBNK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01	Completion of Acquisition or Disposition of Assets
Effective as of August 1, 2022, Origin Bancorp, Inc. (the “Company”), a Louisiana corporation and the registered bank holding company of Origin Bank, completed its previously announced acquisition of BT Holdings, Inc. (“BTH”), a Texas corporation and the registered bank holding company of BTH Bank, N.A (“BTH Bank”).
The acquisition was completed pursuant to the previously announced Agreement and Plan of Merger, dated February 23, 2022, by and between the Company and BTH (the “Merger Agreement”). In accordance with the terms of the Merger Agreement, at the effective time, BTH was merged with and into the Company, with the Company surviving the merger (the “Merger”) and BTH Bank becoming a wholly owned subsidiary of the Company.
Pursuant to the terms of the Merger Agreement, the Company will issue up to 6,828,390 shares of its common stock to the shareholders of BTH as consideration for the exchange of their shares of BTH common stock, less any shares withheld from dissenting shareholders. In addition, upon consummation of the Merger all outstanding options to purchase BTH common stock were converted into options to purchase an aggregate of 611,676 shares of Origin common stock.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 24, 2022 and is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
In connection with the Merger, on August 1, 2022, the Company assumed BTH’s obligations with respect to $7.2 million in aggregate principal amount of Fixed/Floating Rate Junior Subordinated Debt Securities due 2037 issued to a subsidiary trust of BTH (the “Trust Preferred Securities”) under an indenture. The Trust Preferred Securities bear interest at 3-month LIBOR plus 164 basis points, payable quarterly in arrears, and are redeemable at the option of the Company on any interest payment date, subject to regulatory approval.
In connection with the Merger, on August 1, 2022, the Company also assumed BTH’s obligations with respect to certain subordinated promissory notes having an aggregate outstanding principal balance of $37.7 million as described further below (the “Subordinated Notes”). The Subordinated Notes are intended to qualify for Tier 2 capital treatment and are substantively identical in terms and conditions, including priority, except for the maturity dates and interest rates payable on the Subordinated Notes. After the five-year anniversary of issuance, the Company can be redeem the Subordinated Notes in part or in full at the Company’s discretion and, if applicable, subject to receipt of any required regulatory approvals. The Subordinated Notes are unsecured and rank senior to the Company’s common stock, any preferred stock that may be issued, and the Trust Preferred Securities.

Debt Security	Issue Year	Interest Rate	Outstanding Amount ($M)
Floating Rate Subordinated Promissory Notes due 2025	2015	Prime + 175bps Min: 3.875% Max: 6.375%	$5.5
Floating Rate Subordinated Promissory Notes due 2023	2016	Prime + 125bps Min: 3.875% Max: 6.375%	3.0
Floating Rate Subordinated Promissory Notes due 2026	2016	Prime + 175bps Min: 3.875% Max: 6.375%	6.8
Floating Rate Subordinated Promissory Notes due 2024	2017	Prime + 125bps Min: 3.875% Max: 6.375%	11.1
Floating Rate Subordinated Promissory Notes due 2027	2017	Prime + 175bps Min: 3.875% Max: 6.375%	5.2
Floating Rate Subordinated Promissory Notes due 2025	2018	Prime + 50bps Min: 3.875% Max: 6.125%	3.2
Floating Rate Subordinated Promissory Notes due 2028	2018	Prime + 75bps Min: 3.875% Max: 6.125%	1.9
Fixed to Floating Rate Subordinated Promissory Note due 2031	2021	Through 5/15/26: 4.00% After 5/15/26 – Prime + 75bps Min: 3.875% Max: 6.125%	1.0
TOTAL SUBORDINATED NOTES			$37.7
The supplemental indenture pursuant to which the Company assumed the Trust Preferred Securities, as well as the original indenture pursuant to which the Trust Preferred Securities were issued, and the original purchase agreement pursuant to which the Subordinated Notes were issued have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. The Company agrees to furnish a copy of such indentures and purchase agreements to the Commission on request.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Merger Agreement provided that the board of directors of the Company (the “Board”) following the consummation of the Merger would be increased by two (2) positions, which would be filled by appointees designated by BTH and reasonably acceptable to Origin. As previously disclosed, BTH designated its President and Chief Executive Officer, Lori Sirman, and Executive Vice President, Jay Dyer, as its appointees. The appointments became effective at the time of the Merger. Ms. Sirman and Mr. Dyer were also appointed to the board of directors of Origin Bank at the time of the Merger. Neither director has been appointed to any Board committees at this time.
Each of Ms. Sirman and Mr. Dyer previously entered into an Employment Agreement with BTH, each of which has been assumed by the Company and Origin Bank with amendments.
Each Employment Agreement, as amended, provides that the executive shall be employed as an Executive Vice President of Origin Bank for a period of two years following consummation of the Merger, with automatically renewing one-year terms after that time. Ms. Sirman’s base annual salary will be $500,000 and Mr. Dyer’s base annual salary will be $400,000. Each will be eligible for incentive compensation and other benefits consistent with similarly-situated officers of Origin Bank. The Employment Agreements, as amended, contain certain restrictive covenants and provides for a lump sum change in control payment equal to the executive’s base salary if such executive is terminated within a year of a change of control, subject to certain exceptions.

ITEM 8.01	Other Events
On August 1, 2022, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the completion of its acquisition of BTH.

ITEM 9.01	Financial Statements and Exhibits
(a)    Financial Statements of Businesses Acquired.
    The financial statements required pursuant to this Item 9.01(a) in relation to the merger will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.
(b)    Pro Forma Financial Information.
    The pro forma financial information required pursuant to this Item 9.01(b) in relation to the merger will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(d)	Exhibits
Exhibit 99.1	Press release dated August 1, 2022
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 1, 2022	ORIGIN BANCORP, INC.

By: /s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer